Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

GERMAN AMERICAN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1547518
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

711 Main Street, Box 810

Jasper, Indiana 47547-0810

(812) 482-1314

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

German American Bancorp, Inc. 2019 Long-Term Equity Incentive Plan

German American Bancorp, Inc. 2019 Employee Stock Purchase Plan

(Full Titles of Plans)

Mark A. Schroeder

Chairman and Chief Executive Officer

German American Bancorp, Inc.

711 Main Street, Box 810

Jasper, Indiana 47547-0810

(812) 482-1314

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jeremy E. Hill, Esq.

Bradley C. Arnett, Esq.

Bingham Greenebaum Doll LLP

2700 Market Tower

10 W. Market Street

Indianapolis, Indiana 46204

(317) 635-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, no par value	1,750,000	$28.88	$50,540,000	$6,126

(1)         Represents 1,000,000 shares of Common Stock issuable under the German American Bancorp, Inc. 2019 Long-Term Equity Incentive Plan and 750,000 shares of Common Stock issuable under the German American Bancorp, Inc. 2019 Employee Stock Purchase Plan.

(2)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that may become issuable under the employee benefit plans described herein by reason of any stock dividend, stock split, reorganization, merger, consolidation or reorganization of or by the registrant that results in an increase in the number of the registrant’s shares of Common Stock issuable pursuant to such plans.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock as reported on the Nasdaq Global Select Market as of June 20, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of German American Bancorp, Inc. (the “Registrant”) is being filed by the Registrant to register 1,000,000 shares of the Registrant’s common stock, no par value (the “Common Stock”), issuable under the German American Bancorp, Inc. 2019 Long-Term Equity Incentive Plan and 750,000 shares of Common Stock issuable under the German American Bancorp, Inc. 2019 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8. A document containing the information specified in Part I will be sent or given to participants in each of the employee beneifit plans described herein as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Each such document and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.         Registrant Information and Employee Plan Annual Information.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than Current Reports on Form 8-K, or portions thereof, “furnished” pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein):

(a)                           the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(b)                           the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019;

(c)                            the Registrant’s Current Reports on Form 8-K filed on January 4, 2019, January 29, 2019, February 22, 2019, April 30, 2019, May 3, 2019, May 21, 2019 and June 25, 2019; and

(d)                           the description of the Registrant’s Common Stock set forth in the registration statement filed by the Registrant pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that the Registrant is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

The Indiana Business Corporation Law permits a coporation to indemnify directors and officers against liabilities asserted against or incurred by them while serving as such or while serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if (i) the individual’s conduct was in good faith, and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the corporation’s best interests and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful.  In addition, the Indiana Business Corporation Law requires a corporation, unless limited by its articles of incorporation, to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding in which the director or officer was a party because the director or officer was serving the corporation in such capacity against reasonable expenses incurred in connection with the proceeding. The Registrant’s Articles of Incorporation do not contain any provision limiting such indemnification.

The Restated Bylaws of the Registrant contain provisions pursuant to which the directors and officers of the Registrant are entitled to indemnification as a matter of right against expenses and liabilities incurred by them by reason of their having acted in such capacities if such person has been wholly successful in the defense of such claims or acted in good faith in what he or she reasonably believed to be in or not opposed to the best interests of the Registrant. Such rights are not exclusive of any other rights of indemnification to which such persons may be entitled by contract or a matter of law.

The Indiana Business Corporation Law also permits the Registrant to purchase and maintain on behalf of its directors and officers insurance against liabilities asserted against or incurred by an individual in such capacity, whether or not the Registrant otherwise has the power to indemnify the individual against the same liability under the Indiana Business Corporation Law.  Under a directors’ and officers’ liability insurance policy, directors and officers of the Registrant are insured against certain losses caused by actual or alleged errors, misstatements, misleading statements, acts, omissions, neglect or breach of duty by them or resulting from any matter claimed against them in their capacities as directors or officers.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Number	Description
4.1

Restatement of the Articles of Incorporation of German American Bancorp, Inc. is incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed May 9, 2017 (SEC File No. 001-15877)

4.2

Restated Bylaws of German American Bancorp, Inc., as amended and restated July 27, 2009, is incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K filed March 9, 2015 (SEC File No. 001-15877)

4.3	German American Bancorp, Inc. 2019 Long-Term Equity Incentive Plan is incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed May 21, 2019 (SEC File No. 000-15877)
4.4	German American Bancorp, Inc. 2019 Employee Stock Purchase Plan is incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed May 21, 2019 (SEC File No. 000-15877)
5.1	Opinion of Bingham Greenebaum Doll LLP as to the validity of the securities registered hereunder
23.1	Consent of Crowe LLP
23.2	Consent of Bingham Greenebaum Doll LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

Item 9.    Undertakings.

(a)                                 The Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)                               to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B)                               to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on June 27, 2019.

GERMAN AMERICAN BANCORP, INC.

By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Schroeder, Clay W. Ewing, and Bradley M. Rust, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the 27th day of June, 2019 by the following persons in the capacities indicated.

/s/ Mark A. Schroeder	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
Mark A. Schroeder

/s/ Bradley M. Rust	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Bradley M. Rust

/s/ Zachary W. Bawel	Director
Zachary W. Bawel

/s/ Christina M. Ernst	Director
Christina M. Ernst

/s/ Marc D. Fine	Director
Marc D. Fine

/s/ Jason M. Kelly	Director
Jason M. Kelly

/s/ U. Butch Klem	Director
U. Butch Klem

/s/ J. David Lett	Director
J. David Lett

/s/ Lee A. Mitchell	Director
Lee A. Mitchell

/s/ Chris A. Ramsey	Director
Chris A. Ramsey

/s/ M. Darren Root	Director
M. Darren Root

/s/ Thomas W. Seger	Director
Thomas W. Seger

/s/ Raymond W. Snowden	Director
Raymond W. Snowden